UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2018
Kirkland’s, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Top of Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2018, Kirkland’s, Inc. (the “Company”) and Michelle Graul entered into a new employment agreement (the “Employment Agreement”), with an effective term that will commence on February 5, 2018 and continue for an indefinite term (the “Term”), until terminated as provided in the Employment Agreement. The Employment Agreement replaces Ms. Graul’s existing employment agreement with the Company, which was entered into on March 30, 2005. Ms. Graul was previously serving as the Company’s Executive Vice President of Stores, and under the Employment Agreement she will serve as Vice President of Store Development. Ms. Graul will continue to oversee the Company’s brick and mortar store development, but store operations, which previously reported to Ms. Graul, will now report directly to the Company’s Chief Operating Officer. Ms. Graul previously reported to the Company’s Chief Operating Officer and in her new role she will report to the Company’s Chief Executive Officer.
The Employment Agreement provides Ms. Graul with the following compensation and benefits: (a) annual base salary of $275,000, subject to periodic review and upward adjustment in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Board”); (b) participation in any annual bonus plans maintained by the Company for its senior executives with a target amount for such bonus to be 40% of Ms. Graul’s base salary; (c) participation in any equity-based compensation plans maintained by the Company for its senior executives at the discretion of the Compensation Committee; and (d) participation in all employee benefit plans or programs for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.
Under the terms of the Employment Agreement, the Company may terminate Ms. Graul’s employment at any time either for any or no reason, and Ms. Graul may terminate her employment for Good Reason or upon thirty days’ advance notice without Good Reason. The term “Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following: (i) the assignment to Ms. Graul of any duties inconsistent with Ms. Graul’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Ms. Graul’s annual salary, provided that if the salaries of substantially all of the Company’s senior executive officers (including the Company’s President and CEO) are contemporaneously and proportionately reduced, a reduction in Ms. Graul’s salary will not constitute “Good Reason” hereunder; (iii) the failure by the Company, without Ms. Graul’s consent, to pay to her any portion of her current compensation, except pursuant to a compensation deferral elected by Ms. Graul, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Ms. Graul; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Ms. Graul to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Employment Agreement.
If the Company terminates Ms. Graul’s employment without Cause or if Ms. Graul resigns for Good Reason, the Company shall pay Ms. Graul one times her Base Salary for the year in which such termination shall occur in regular payroll cycles. The term “Cause” is defined in the Employment Agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Ms. Graul; (ii) illegal conduct or gross misconduct of Ms. Graul which is materially and demonstrably injurious to the Company or its Affiliates including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Ms. Graul’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Ms. Graul’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony; (v) Ms. Graul’s material breach of any agreement with, or duty owed to, the Company; or (vi) Ms. Graul’s failure, refusal or inability to perform, in any material respect, her duties to the Company, which failure continues for more than 15 days after written notice thereof from the Company.
The payment of any severance by the Company to Ms. Graul is conditioned upon the execution and delivery by Ms. Graul of a release in the form of the release attached as an exhibit to the Employment Agreement. If Ms. Graul’s employment with the Company ceases for any reason (including but not limited to termination (a) by the Company for Cause, (b) as a result of Ms. Graul’s death, (c) as a result of Ms. Graul’s Disability or (d) by Ms. Graul without Good Reason) other than as a result of the Company terminating her without Cause or by her resignation for Good Reason, then the Company’s obligation to Ms. Graul will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation.
The Employment Agreement also contains a customary non-competition agreement from Ms. Graul and other standard restrictive covenants such as confidentiality, works for hire and non-solicitation.
There is no arrangement or understanding between Ms. Graul and any other person pursuant to which Ms. Graul was selected as an officer. Ms. Graul is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K. In her new role, Ms. Graul will no longer be a Section 16 reporting officer or a “Named Executive Officer.”

Top of Form

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Signatures and Exhibit Index.
(d) Exhibits
The following exhibit is furnished as part of this Report:

Exhibit No.	Description
10.1	Employment Agreement, effective February 5, 2018, by and between Michelle Graul and Kirkland’s, Inc.

Top of Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

February 6, 2018	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel